Exhibit 10.21


                         POST-CLOSING PAYMENTS AGREEMENT

         This POST-CLOSING PAYMENTS AGREEMENT (the "Agreement") is dated as of January __, 1998 among DAKA INTERNATIONAL, INC., a Delaware corporation
("International"), DAKA, INC., a Massachusetts corporation ("Daka"), COMPASS GROUP PLC, a public limited company incorporated in England and Wales
("Compass"), COMPASS HOLDINGS, INC., a Delaware corporation ("Compass Holdings"), UNIQUE CASUAL RESTAURANTS, INC., a Delaware corporation ("UCRI"), CHAMPPS ENTERTAINMENT, INC., a Minnesota corporation ("Champps"), and FUDDRUCKERS, INC., a Texas corporation ("Fuddruckers").

                                    RECITALS

         WHEREAS, under the terms of an Agreement and Plan of Merger dated as of May 27, 1997 (the "Merger Agreement"), by and among Compass, Compass Holdings, Compass Interim, Inc. ("Compass Interim") and International, International agreed to transfer its restaurant business to UCRI, and Compass Holdings agreed to commence a tender offer for the shares of International and to thereafter cause the merger of International into Compass Interim (the "Acquisition"); and

         WHEREAS, as a part of the transactions described in the Merger Agreement, the following agreements were entered into: (a) the Reorganization Agreement, dated as of May 27, 1997, among International, Daka, UCRI, Compass and Compass Holdings (the "Reorganization Agreement"), (b) the Tax Allocation Agreement, dated as of May 27, 1997, among International, UCRI and Compass (the "Tax Allocation Agreement"), (c) the Post-Closing Covenants Agreement, dated as of May 27, 1997, among International, UCRI, Champps, Fuddruckers, Compass and Compass Holdings (the "PCCA"), and (d) the Transition Agreement, dated as of
July 17, 1997, among UCRI, International and Compass (the "Transition Agreement") (collectively, the "Ancillary Agreements"); and

         WHEREAS, the Merger Agreement and Ancillary Agreements specify certain actions to be taken following the effective date of the Acquisition, including but not limited to certain payments and purchase price adjustments pursuant to Articles IV and V, respectively, of the PCCA; and

         WHEREAS, the parties to this Agreement have determined to set forth the amount of such post-closing payments, the method of payment and certain other post-closing matters;

         NOW, THEREFORE, in consideration of the premises, and of the terms and conditions set forth herein, the parties hereto agree as follows:

         Section 1. Trade Receivables and Obligations Settlement. The parties agree as follows:

                  (a) Attached hereto as Schedule 1(a) and Schedule 6 is a complete and accurate list of all Trade Receivables delivered by Daka to UCRI, as of the date hereof, pursuant to Section 4.8(a) of the PCCA. The parties acknowledge that payment with respect to the Trade Receivables set forth in Schedule 1(a) may be received by Daka as the named account creditor or by Compass as the successor to International. The parties agree that any payment received by Compass, Daka or International with respect to such Trade Receivables shall be remitted to UCRI not later than the third business day following receipt and that Compass shall have no right of set-off whatsoever against any such amount.

                  (b) Attached as Schedule 1(b) is a complete and accurate description of all Obligations delivered by Daka to UCRI, as of the date hereof, pursuant to Section 4.8(a) of the PCCA.

                  (c) The amount to be remitted by UCRI to Compass under Section 4.8(a) of the PCCA is $3,800,000.

                  (d) Each party has performed fully, to the other party's satisfaction, all duties and obligations set forth in Article IV of the PCCA, and all further performance obligations thereunder shall hereby cease, including without limitation Compass' obligation to collect any Trade Receivables, to pay any Obligations or to otherwise act in any
         capacity  as  agent  on  behalf  of  UCRI  in   connection   therewith.
         Notwithstanding the foregoing, Compass' and UCRI's respective performance obligations under Section 4.8(b) of the PCCA shall remain in effect, as provided therein.

         Section 2. Balance Sheet and Managed Volume/Profit Adjustments. The parties agree that the aggregate amount to be paid by UCRI to Compass pursuant to Sections 5.2 and 5.3 of the PCCA is $15,000,000.

Section 3.  Amount and Method of Payment.  The parties agree as follows:

                  (a) The methods described in Sections 4.8(a) and 5.4 of the PCCA for determining the amounts of payments and the method of payment under Articles IV and V of the PCCA are no longer in force and effect and are superseded in their entirety by this Agreement. In addition, Sections 5.6, 5.10, 5.11, 5.12 and 5.13 of the Transition Agreement are superseded in their entirety by this Agreement.

                  (b) The aggregate amount of $18,800,000 owing by UCRI to Compass pursuant to Articles IV and V of the PCCA (the "Post-Closing Payment"), as described in Sections 1 and 2 hereof, shall be paid as follows:

         (i)      Retained Cash (Section 4)                       $4,200,000
         (ii)     Tax Refund (Section 5)                           6,300,000
         (iii)    Assigned Trade Receivables (Section 6)           4,200,000
         (iv)     Assigned UCRI Accounts (Section 7)               2,300,000
         (v)      Assigned Tax Benefits (Section 8)                8,000,000
         (vi)     Assigned Rebates (Section 9)                       200,000
         (vii)    Agreed Discount (Section 10)                    (6,400,000)
                                                                 -----------
         Total                                                   $18,800,000

                  (c) UCRI will have no rights or interests in any assets (or any portions thereof) assigned by UCRI to Compass and credited against the Post-Closing Payment pursuant to this Agreement to the extent that the aggregate value of such asset exceeds $18,800,000, or otherwise. Compass will have no rights or interests in any assets (or any portion thereof) assigned by UCRI to Compass and credited against the Post-Closing Payment pursuant to this Agreement to the extent that the aggregate value of such asset is less than $18,800,000, or otherwise. Except for any Assigned UCRI Account that is evidenced by a note and is to be delivered to Compass pursuant to Section 7 below, Compass acknowledges and agrees that it is in possession of all cash or other assets to be conveyed or delivered by UCRI to Compass pursuant to this Agreement.

         Section 4. Retained Cash. The parties agree that the amount of cash in the possession of Compass that is classified as UCRI Assets pursuant to Section
1.1 of the Reorganization Agreement equals $4,200,000. The parties further agree that ownership of such cash amount of $4,200,000 has been conveyed to Compass (the "Retained Cash") pursuant to that certain Conveyance and Assignment Agreement, dated as of the date hereof, between UCRI and Compass Holdings (the "Conveyance and Assignment Agreement") and will be credited against the Post-Closing Payment as specified in Section 3(b) hereof.

         Section 5. Tax Refund. The parties agree that (a) the Refund (as defined in that certain letter from UCRI to Compass, dated July 14,1997) equals $6,300,000 and has been received and retained by Compass in accordance with Compass' lien on and security interest therein, (b) the Refund has been conveyed to Compass pursuant to the Conveyance and Assignment Agreement and will be credited against the Post-Closing Payment as specified in Section 3(b) hereof, and (c) UCRI shall have no further rights to or claims on the Refund as a UCRI Asset pursuant to the Tax Allocation Agreement or otherwise.

         Section 6. Assigned Trade Receivables. Attached as Schedule 6 is a list of trade receivables that have been assigned by UCRI to Compass (the "Assigned Trade Receivables") pursuant to the Conveyance and Assignment Agreement. The parties agree that $4,200,000 will be credited against the Post-Closing Payment as specified in Section 3(b) hereof in consideration for such assignment. The parties further agree that all client advances related to the Assigned Trade Receivables are the responsibility of Compass, and UCRI will have no liability in connection therewith.

         Section 7. Assigned UCRI Accounts. Attached as Schedule 7 is a list of certain notes receivable and accounts that have been assigned by UCRI to Compass (the "Assigned UCRI Accounts") pursuant to the Conveyance and Assignment Agreement. To the extent that any Assigned UCRI Account is evidenced by a note, each such note has been endorsed by UCRI and delivered to Compass. The parties agree that $2,300,000 will be credited against the Post-Closing Payment as specified in Section 3(b) hereof in consideration for such assignment.

         Section 8. Assigned Tax Benefits. Section 3.2(c) of the Tax Allocation Agreement provides that Compass shall pay to UCRI the amount of the Income Tax Benefit (as defined therein) associated with any Carryforward Item (as defined therein). UCRI has assigned its rights to any such payment under Section 3.2(c) (the "Assigned Tax Benefits") pursuant to the Conveyance and Assignment Agreement. The parties agree that $8,000,000 will be credited against the Post-Closing Payment as specified in Section 3(b) hereof in consideration for such assignment.

         Section 9. Assigned Rebates. Attached as Schedule 9 is a list of certain rebates that were classified as UCRI Assets, which rebates have been assigned by UCRI to Compass (the "Assigned Rebates") pursuant to the Conveyance and Assignment Agreement. The parties agree that $200,000 will be credited against the Post-Closing Payment as specified in Section 3(b) hereof in consideration for such assignment.

         Section 10. Agreed Discount. In lieu of an itemized valuation of the Refund, the Assigned Trade Receivables, the Assigned UCRI Accounts, the Assigned Tax Benefits and the Assigned Rebates, the parties have assigned an aggregate discount of $6,400,000 to such items.

         Section 11. Venturino Claim. As a condition to the various agreements of the parties contained in this Agreement and in furtherance thereof, the parties each acknowledge and agree as follows:

                  (a) UCRI (i) in accordance with the Stipulation and Agreement of Settlement, dated December 19, 1997, among Shapiro Haber & Urmy LLP, Milberg Weiss Bershad Hynes & Lerach LLP, Schiffrin & Craig, Ltd. and Law Offices of Alfred G. Yates, Jr. (collectively as counsel for the Plaintiffs) and Goodwin, Procter & Hoar LLP (as counsel for the Defendants) and Daka International, Inc. (the "Settlement Agreement"), and in accordance with the Supplemental Agreement, dated December 15, 1997, among the parties listed above (together with the Settlement Agreement, the "Venturino Agreements"), has directed National Union Fire Insurance Company of Pittsburgh, PA (the "Insurer") to proceed promptly to complete the settlement (the "Venturino Settlement") of the Venturino Claim (as defined in Section 2.1(d) of the PCCA) and to pay all settlement amounts as directed in the final approval of the Venturino Settlement by the United States District Court for the District of Massachusetts (the "Court"), (ii) in accordance with the Venturino Agreements, has directed its counsel to immediately take all actions required to complete the Venturino Settlement and will not withdraw or modify these instructions, (iii) has fully complied with all requests to date of plaintiff's counsel in the Venturino Claim for confirmatory discovery so that no further discovery is necessary to complete the Venturino Settlement, except as may be directed by the Court after the date hereof, and (iv) has notified, or has caused its counsel to notify, the Court in writing that the Venturino Claim has been settled and has filed an appropriate motion seeking court approval of the Venturino Settlement.

                  (b) UCRI will promptly take all actions necessary and to otherwise use all commercially reasonable efforts to cause the Venturino Settlement to be completed as soon as practical in accordance with the Venturino Agreements.

         Section 12.  Miscellaneous.

                  (a) UCRI makes no representations or warranties regarding the condition or value of the Tax Refund, the Assigned Trade Receivables, the Assigned UCRI Accounts, the Assigned Tax Benefits or the Assigned Rebates, and Compass agrees that it takes such assets as is.

                  (b) Except as otherwise expressly amended or modified by this Agreement, the Merger Agreement and the Ancillary Agreements shall remain in full force and effect, including without limitation (i) UCRI's obligations pursuant to the Transition Agreement regardless of whether UCRI relocates its corporate headquarters and (ii) UCRI's obligations pursuant to the Tax Allocation Agreement to provide to Compass access to tax personnel and records. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties.

                  (c) No delay on the part of any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No waiver will be effective hereunder unless it is in writing. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

                  (d) For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF
         DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED
         ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS
         OF LAW PRINCIPLES OF SUCH STATE.

                  (f) Any notice, request, instruction or other communication to be given hereunder by any party to any other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                           (i)      If to UCRI, Champps or Fuddruckers:

Unique Casual Restaurants, Inc.
One Corporate Place
55 Ferncroft Road
Danvers, Massachusetts 01923-4001
Attention:  General Counsel

                           (ii)     If to Compass, International or Daka:

Compass Group USA, Inc.
2400 Yorkmont Road
Charlotte, North Carolina 28217
Attention:  General Counsel

                  (g) The Merger Agreement, the Ancillary Agreements, the Confidentiality Agreement , the Assignment of Debt and Collateral by UCRI, dated November 20, 1997, and this Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

                  (h) No party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other parties hereto in their sole and absolute discretion, except that any party hereto may assign any of its rights hereunder to a successor to all or any part of its business. Except as aforesaid, any such conveyance, assignment or transfer without the express written consent of the other parties shall be void ab initio. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

                  (i) If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

         Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

                  (j) Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies.

                  (k) (i) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                           (ii) Except for claims barred by the applicable statute of limitations (which may not be pursued by the parties in any judicial, arbitral or other forum), any and all disputes between the parties that arise out of or relate to this Agreement or any other agreement between the parties entered into in connection herewith or the transactions contemplated hereby or thereby, and which cannot be amicably settled, shall be determined solely and exclusively by arbitration administered by the American Arbitration Association ("AAA") under its commercial arbitration rules for such disputes at its office in Boston, Massachusetts. The parties expressly, unconditionally and irrevocably waive any right to recision, repudiation or any similar remedy in any legal action hereunder. The arbitration panel (the "Panel") shall be formed of three arbitrators approved by the AAA, one to be appointed by Compass, one to be appointed by UCRI, and the third to be appointed by the first two or, in the event of failure to agree within 30 days, by the President of the AAA. Judgment on the award rendered by the Panel may be entered in any court having jurisdiction thereof.

                           (iii) To the  extent  a court  action  is  authorized
                  above, the parties hereby consent to the jurisdiction of the United States District Court of Delaware. Each of the parties waives personal service to any and all process upon them and each consents that all such service of process be made by certified mail directed to them at their address shown in
                  Section 12(e) hereof. THE PARTIES WAIVE TRIAL BY JURY AND WAIVE ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER.

                  (l) Each party hereto agrees to cooperate reasonably with the other parties, and to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments and documents and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                            DAKA INTERNATIONAL, INC.



                                                     By:
                                                     Title:


                         UNIQUE CASUAL RESTAURANTS, INC.



                                                     By:
                                                     Title:


                                                     DAKA, INC.



                                                     By:
                                                     Title:


                           CHAMPPS ENTERTAINMENT, INC.



                                                     By
                                                     Title:


                                                     FUDDRUCKERS, INC.



                                                     By:
                                                     Title:

                                                     COMPASS GROUP PLC



                                                     By:
                                                     Title:


                             COMPASS HOLDINGS, INC.



                                                     By:
                                                     Title: